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                                                                     Exhibit 4.3


                          Dated as of February 24, 1997



Teachers Insurance and Annuity
 Association of America
730 Third Avenue
New York, New York  10017

Amerus Life Insurance Company,
 as successor to Central
 Life Assurance Company
611 Fifth Avenue
Des Moines, Iowa  50309

Modern Woodmen of America
1701 First Avenue
Rock Island, Illinois  61201

Ladies and Gentlemen:

     Reference is made to those certain Note Purchase Agreements between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), and each of Teachers Insurance and Annuity Association of America, Central Life Assurance Company and Modern Woodmen of America (collectively, the "Purchasers"), each dated as of April 20, 1994, as heretofore amended as of March 15, 1996 (collectively, as amended, the "Agreements"), pursuant to which the Purchasers purchased the 7.46% Senior Notes of the Company dated April 20, 1994 in the aggregate original principal amount of $30,000,000 (the "Notes"). The Purchasers or their successors or assigns (collectively, the "Noteholders") are the registered holders of 100% of the aggregate outstanding principal amount of the Notes as reflected in the Note Register required to be maintained by the Company pursuant to Section 10.1 of each of the Agreements, and the Noteholders whose signatures are affixed below hold at least 66-2/3% of the aggregate unpaid principal amount of the Notes outstanding as of the date hereof.

     The Company has informed the Noteholders that it desires to amend the Agreements in certain respects as of the date hereof, and the Noteholders have agreed to such an amendment as more fully described below.

     Now, therefore, the Company and the Noteholders (by their acceptance hereof) hereby agree as follows:

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     1.   AMENDMENT TO SECTION 6.5(a)(i).  Section 6.5(a)(i) of each of the
Agreements is amended by restating clause (i) thereof in its entirety as follows:

          (i) readily marketable direct obligations of the United States of America or of any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America or readily marketable obligations unconditionally guaranteed by the United States of America or by any such agency or instrumentality, in each case (A) maturing on or before March 1, 1999, PROVIDED that the aggregate amount of all such obligations at any one time outstanding shall not exceed $50,000,000, or (B) maturing within one year from the date of acquisition thereof;

     2. MISCELLANEOUS. Except as specifically amended hereby, all terms and provisions of each of the Agreements shall remain in full force and effect.
This Letter Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Capitalized terms used but not otherwise defined in this Letter Amendment shall have the meanings assigned to them by each of the Agreements.


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     If you are in agreement with the foregoing, please so indicate by executing the form of acknowledgment set forth below, whereupon this letter shall become a binding agreement effective as of the date hereof.

                                   Very truly yours,

                                   HUTCHINSON TECHNOLOGY
                                    INCORPORATED

                                   By /s/ John A. Ingleman
                                     -------------------------------------------
                                     Its  C.F.O.
                                        ----------------------------------------

Agreed to and accepted as of
the date first above written.

TEACHERS INSURANCE AND ANNUITY
 ASSOCIATION OF AMERICA

By /s/ Marie A. Shmaruk
  -----------------------------------------
  Its MARIE A. SHMARUK
     --------------------------------------
      Associate Director Private Placements
     --------------------------------------



AMERUS LIFE INSURANCE COMPANY,
 as successor to Central Life Assurance Company

By
  -----------------------------------------
  Its
     --------------------------------------


MODERN WOODMEN OF AMERICA

By /s/ Nick S. Coin
  -----------------------------------------
  Its Supervisor, Securities Division
     --------------------------------------
        Nick S. Coin

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